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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)                March 28, 2002



                           CONTANGO OIL & GAS COMPANY
             (Exact Name of Registrant as Specified in Its Charter)


         DELAWARE                    000-24971                95-4079863
(State or other jurisdiction        (Commission             (IRS Employer
    of incorporation)               File Number)          Identification No.)


                        3700 BUFFALO SPEEDWAY, SUITE 960
                              HOUSTON, TEXAS 77098
                    (Address of principal executive offices)

                                 (713) 960-1901
              (Registrant's telephone number, including area code)



                                      N/A
         (Former name or former address, if changed since last report.)


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ITEM 5.  OTHER EVENTS

     On March 28, 2002, Contango Oil & Gas Company entered into a Securities Repurchase Agreement with the Southern Ute Indian Tribe to repurchase 2,575,000 shares of Contango common stock owned by the Southern Ute Indian Tribe Growth Fund for $6,180,000. This share repurchase represents a 22% reduction in outstanding common shares. The Southern Ute Indian Tribe Growth Fund originally purchased these securities in a private placement in June and August 2000. In addition, the Company cancelled a warrant to purchase 125,000 of its common stock at $2.00 per share and options to purchase 17,500 shares of its common stock. In connection with these transactions, Robert J. Zahradnik, Director of Operations of the Southern Ute Indian Tribe Growth Fund and a Contango director, tendered his resignation as a director to the Company's Board of Directors.

     A copy of the press release issued by Contango on March 28, 2002 concerning the share repurchase is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(C)  EXHIBITS

     The following is a list of exhibits filed as part of this Form 8-K. Where so indicated by footnote, exhibits, which were previously filed, are incorporated by reference.

Exhibit No.                Description of Document
-----------                -----------------------
  10.1 Securities Repurchase Agreement by and among Southern Ute Indian Tribe and Contango Oil & Gas Company dated March 28, 2002.

  99.1         Press Release issued March 28, 2002.

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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CONTANGO OIL & GAS COMPANY



Date:  April 3, 2002       By:  /s/ KENNETH R. PEAK
                                -------------------
                                Kenneth R. Peak
                                President and Chief Executive Officer



Date:  April 3, 2002       By:  /s/  LESIA BAUTINA
                                ------------------
                                Lesia Bautina
                                Controller
                                (Principal Accounting Officer)

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